Exhibit 10.2

FIRST AMENDMENT TO THE

RESTATED BENEFIT EQUALIZATION PLAN OF ZIMMER HOLDINGS, INC. AND

ITS SUBSIDIARY OR AFFILIATED CORPORATIONS PARTICIPATING IN THE

ZIMMER HOLDINGS, INC. SAVINGS AND INVESTMENT PROGRAM

This First Amendment to the Restated Benefit Equalization Plan of Zimmer Holdings, Inc. and its Subsidiary or Affiliated Corporations Participating in the Zimmer Holdings, Inc. Savings and Investment Program (the “Plan”) is hereby adopted by Zimmer Biomet Holdings, Inc. (the “Company”) effective as of December 31, 2015.

WHEREAS, the Company, formerly known as Zimmer Holdings, Inc., maintains the Plan, a non-qualified deferred compensation plan, for the benefit of a select group of eligible executives of the Company and its subsidiary and affiliated corporations; and

WHEREAS, the Plan was amended and restated in its entirety effective as of January 1, 2009; and

WHEREAS, the Company now desires to amend the Plan.

NOW, THEREFORE, effective as of December 31, 2015, the Plan is hereby amended as follows:

1.	The name of the Plan is changed to the Restated Benefit Equalization Plan of Zimmer Biomet Holdings, Inc. and its Subsidiary or Affiliated Corporations Participating in the Zimmer Biomet Holdings, Inc. Savings and Investment Program.

2.	Notwithstanding any other provision of the Plan, with respect to any Participant who dies after December 31, 2015, any Beneficiary designation made with respect to the Plan prior to January 1, 2016 (other than beneficiary designations completed in connection with the enrollment and beneficiary designation process for 2016 under the nonqualified deferred compensation plans sponsored by Zimmer Biomet) shall be nullified. A Participant who dies after December 31, 2015, and who does not designate a Beneficiary, in accordance with the terms of the Plan, after December 31, 2015 (or in connection with the enrollment and beneficiary designation process for 2016), shall be treated as having died without a valid Beneficiary designation.

3.	All references in the Plan to “Zimmer Holdings, Inc.” or “Zimmer” shall be replaced with references to “Zimmer Biomet Holdings, Inc.” and “Zimmer Biomet,” respectively.

4.	All references to the Committee shall mean the Benefits Committee of Zimmer Biomet Holdings, Inc.

5.	Section 2.1 is amended by adding the following subsection (d):

(d)	Notwithstanding the foregoing or any other provision of the Plan, no additional individuals shall become Eligible Executives or Participants after December 31, 2015.

6.	Subsection 2.3(b) is deleted, effective as of December 31, 2015.

7.	Section 3.1 is amended by adding the following subsection (c):

(c)	Notwithstanding the foregoing or any other provision of this Plan, no individual may file a Salary Deferral Agreement for any Plan Year beginning after December 31, 2015, and no further deferrals can be elected under the Plan with respect to Compensation for periods of service after December 31, 2015.

8.	Section 4.1 is hereby amended by adding the following sentence to the end of that section:

Notwithstanding the foregoing or any other provision of the Plan, no matching contributions can be credited to a Participant’s Account with respect to periods of service after December 31, 2015.

9.	Section 4.2 is hereby amended by adding the following sentence to the end of that section:

Notwithstanding the foregoing or any other provision of the Plan, no fixed contributions can be credited to a Participant’s Account with respect to periods of service after December 31, 2015.

10.	Section 4.3 is hereby amended to read as follows, effective as of January 1, 2016:

Vesting. Employer Contributions shall become vested in accordance with the following schedule, based on completed Years of Service (as defined in the Program):

Years of Service Completed	Vested Percentage
Less than 1	-0-
1	25%
2	50%
3	75%
4	100%

11.	The first sentence of Section 7.2 is amended to read as follows:

The Board or its designee may, in its sole discretion, amend this Plan and the related Salary Deferral Agreements on 30 days’ prior notice to the Participants and, where applicable, former Participants.

12.	All other terms of the Plan shall remain in full force and effect.

Certified as final:

/s/ Bill P. Fisher
Bill P. Fisher
Senior Vice President, Global Human Resources

/s/ Daniel P. Florin
Daniel P. Florin
Senior Vice President, Chief Financial Officer

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